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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement.



                                             /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSON LLP

Los Angeles, California
July 16, 1996